UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

GeneLink, Inc.
 (Exact name of registrant as specified in its charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL	32779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 558-4363

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 30, 2009, the Board of Directors of GeneLink, Inc. appointed Douglas M. Boyle, MBA, CPA, CMA to the Board of Directors. Mr. Boyle will serve as Chairman of the Audit Committee and as a member of Nominating and Governance Committee and the Compensation Committee. Mr. Boyle qualifies as an independent audit committee financial expert.

Mr. Boyle is the President of Empirical Healthcare Consulting, LLC. He has over 20 years of professional experience in the areas of finance, operations, corporate governance and business turnarounds, including over 17 years of experience in the healthcare field as a financial and operational executive. He has served in executive roles in start-up, middle market and Fortune 500 companies, where he has held the titles of Chief Executive Officer, President, Chief Operations Officer and Chief Financial Officer, prior to which he worked as a Senior Auditor for KPMG Peat Marwick. Mr. Boyle also led the national financial revenue operations for Quest Diagnostics Incorporated, and was Chief Financial Officer for Doylestown Hospital and Health Care System and MediMax Incorporated. Mr. Boyle holds an MBA from Columbia University and a BS in Accounting from the University of Scranton.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated October 5, 2009 of GeneLink, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc.
(Registrant)

By: /s/ Monte E. Taylor, Jr.
Monte E. Taylor, Jr.
Chief Executive Officer

Dated: October 5, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 5, 2009 of GeneLink, Inc.